UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                                            Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Pantry, Inc.

(Name of registrant as specified in its charter)

Not Applicable

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of the transaction:
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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

On February 13, 2014, The Pantry, Inc. (the “Company”) established a webpage to host the Company’s proxy materials. The introductory message on that page is as follows:

The Pantry will hold its 2014 Annual Meeting of Stockholders on March 13, 2014. Stockholders of record as of January 16, 2014, are eligible to vote at the Annual Meeting. The Pantry’s Board of Directors recommends that stockholders vote FOR the Company’s nine experienced and highly qualified director nominees on the WHITE proxy card. The Pantry is confident that it has the right Board and management team in place to successfully execute its strategic plan and enhance value for all stockholders.

Stockholders are encouraged to vote, as every vote is important. Stockholders can vote by telephone, internet, or by signing, dating and returning the WHITE proxy card.

Stockholders may receive proxy solicitation materials from a dissident stockholder group in connection with the Annual Meeting. The Pantry urges stockholders to discard any materials they may receive from the dissident group, and vote the Company’s WHITE proxy card. If you have previously returned or otherwise voted a GOLD proxy card sent to you by the dissident stockholder group, you can still change your vote to support The Pantry’s Board by voting on your WHITE proxy card TODAY.

If you have any questions, including questions on how to submit your proxy, or if you need additional copies of our proxy materials, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.

The Pantry’s Board of Directors and management team thank you for your support.

•	Proxy Statement and Annual Report on Form 10-K

Important Additional Information

The Pantry, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from The Pantry’s stockholders in connection with the matters to be considered at The Pantry’s 2014 Annual Meeting of Stockholders. The Pantry has filed a definitive proxy statement and form of white proxy card with the SEC in connection with its 2014 Annual Meeting of Stockholders. THE PANTRY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with The Pantry’s 2014 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by The Pantry with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at The Pantry’s website at www.thepantry.com, by writing to The Pantry at 305 Gregson Drive, Cary, North Carolina 27511, Attention: Secretary or by calling The Pantry’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.